UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CASTLIGHT HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2016
To Our Stockholders,

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Castlight Health, Inc. The meeting will be held at the Company’s offices at Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105, on Wednesday, June 22, 2016 at 8:00 a.m. (Pacific Time).

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April 29, 2016, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders and our fiscal 2015 Annual Report on Form 10-K. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We hope to see you at the meeting.

Sincerely,

Giovanni M. Colella
Chief Executive Officer, Co-Founder and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 22, 2016:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
http://www.astproxyportal.com/ast/18865

CASTLIGHT HEALTH, INC.
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, California 94105
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Castlight Health, Inc. (the “Company”) will be held on Wednesday, June 22, 2016, at 8:00 a.m. (Pacific Time) at the Company’s offices at Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect two Class II directors of the Company, each to serve until the 2019 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.
2.    To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 25, 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our San Francisco offices for examination by any stockholder for any purpose relating to the meeting.
Your vote as a Castlight Health, Inc. stockholder is very important. With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 25, 2016, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, LLC, through their website at http://www.amstock.com, by mail at 6201 15th Avenue, Brooklyn NY, 11219 or by phone at (800) 937-5449.

By Order of our Board of Directors,
Jennifer W. Chaloemtiarana
General Counsel and Corporate Secretary
San Francisco, California
April 29, 2016

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

CASTLIGHT HEALTH, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

i

ii

CASTLIGHT HEALTH, INC.
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, California 94105
________________
PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

________________
April 29, 2016

GENERAL PROXY INFORMATION

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the Board of Directors of Castlight Health, Inc. (“we”, “us” or the “Company”) for use at our 2016 Annual Meeting of Stockholders (the “meeting”) to be held at the Company’s offices at Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105, on Wednesday, June 22, 2016, at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. If you held shares of our common stock on April 25, 2016, (the “record date”), you are invited to attend the meeting and vote on the proposal described in this proxy statement.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 29, 2016, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 25, 2016, the record date, will be entitled to vote at the meeting. At the close of business on April 25, 2016, we had 96,885,751 shares of common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 25, 2016, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. You may vote all shares owned by you as of April 25, 2016, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on April 25, 2016 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 25, 2016 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any of the nominees. Approval of Proposal 2 will be obtained if the number of votes cast “FOR” such proposal at the meeting exceeds the number of votes “AGAINST” such proposal. Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR all of the Class II directors named in this proxy statement (Proposal 1), and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Pacific Time, on Tuesday, June 21, 2016. Submitting your proxy (whether by telephone, through the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting.   If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to our Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by us. Following the original mailing of the soliciting materials, we and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/, by clicking on “Corporate Governance Guidelines,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors believes that it is in the best interest of the Company for the roles of Chairperson and Chief Executive Officer to be separated, and for the office of Chairperson to be held by an independent director. The role given to the Chairperson helps ensure a strong, independent and active Board of Directors. Our Chairperson’s duties include, among other things, the nonexclusive authority to preside over meetings of the stockholders and the Board of Directors (including non-executive directors of our Board of Directors) and to hold such other powers and carry out such other duties as are also granted to the Chairman of our Board of Directors.

Our Board of Directors determined that selecting Bryan Roberts as our Chairperson was in our best interests and those of our stockholders. Maintaining separate roles of Chairperson and Chief Executive Officer provides us with optimally effective leadership. Dr. Roberts has led our Board of Directors as Chairperson since 2010. Since that time, our business has grown substantially, and our Board of Directors believes that Dr. Robert’s strategic vision for our business growth, historical perspective of our business and experience with facilitating the growth of health care, health care IT and biotechnology companies, make him well qualified to serve as Chairperson.

The Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations related thereto to our Board of Directors with respect thereto as the Nominating and Corporate Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, the independent directors may, if deemed advisable, select a “Lead Independent Director.” Our independent directors have not selected a Lead Independent Director to date.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors security management and compliance with legal and regulatory requirements. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews the steps management has taken to monitor or mitigate compensation-related risk exposures.

Independence of Directors

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our Board of Directors has determined that the following director nominee and members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Bryan Roberts Ann Lamont David B. Singer	David Ebersman Ed Park

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Castlight Health, Inc., Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105, Attn: General Counsel or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.castlighthealth.com/investor-relations/investors-overview/. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is comprised of Ms. Lamont, Mr. Park and Mr. Singer. Mr. Singer is the chairman of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Singer is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to submit, anonymously, concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure;

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	monitoring security management and compliance with other legal and regulatory requirements.

Compensation and Talent Committee

Our Compensation and Talent Committee is comprised of Dr. Roberts and Mr. Park. Dr. Roberts is the chairman of our Compensation and Talent Committee. The composition of our Compensation and Talent Committee meets the requirements of independence under the NYSE rules and regulations. Each member of this committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation and Talent Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Dr. Roberts and Mr. Singer. Dr. Roberts is the chairman of our Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements of independence under the NYSE rules and regulations. The committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	assisting our Board of Directors on corporate governance matters.

The charters of our Audit, Compensation and Talent, and Nominating and Corporate Governance Committees are posted on our website at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation and Talent Committee during 2015 were our former director Mr. Steve Singh (for part of the year), Mr. Ebersman (for part of the year) and Dr. Roberts. None of the members of our Compensation and Talent Committee in 2015 was at any time during 2015 or at any other time an officer or employee of the Company or any of its subsidiaries, and none had or have any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K. On May 14, 2015, Mr. Ebersman resigned as a member of our Compensation Committee. On May 15, 2015, our Chief Executive Officer, Gio Collela, was appointed as a member of the board of directors of Lyra Health, of which David Ebersman is the Chief Executive Officer. Please see “Transactions with Related Parties, Founders and Control Persons” for additional details regarding this relationship.

Except as disclosed, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Talent Committee during 2015.

Board and Committee Meetings and Attendance

During 2015, (1) our Board of Directors held four meetings and acted by unanimous written consent two times, (2) the Audit Committee held seven meetings and acted by unanimous written consent one time, (3) the Compensation and Talent Committee held nine meetings and acted by unanimous written consent five times, and (4) the Nominating and Corporate Governance Committee held two meetings. During 2015, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during 2015.

Director Attendance at Annual Stockholders’ Meeting

It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders in person. Two of our seven directors at the time attended our 2015 Annual Meeting of Stockholders.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Chairperson, currently Dr. Roberts, is the presiding director at these meetings.

Code of Business Conduct

We have adopted codes of business conduct that applies to all of our directors, officers and employees. Our Code of Business Conduct is posted on the investor relations section of our website located at http://ir.castlighthealth.com/investor-relations/investors-overview/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Corporate Governance Committee considers stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee has established the following procedure for stockholders to submit director nominee recommendations:

•	Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board of Directors;

•
If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year's annual meeting;

•
Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•
The Nominating and Corporate Governance Committee considers nominees based on our need to fill vacancies or to expand our Board of Directors, and also considers our need to fill particular roles on our Board of Directors or committees thereof (e.g. independent director, Audit Committee financial expert, etc.); and

•	The Nominating and Corporate Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills discussed above.

Please see the “Additional Information” section at the end of this proxy statement for details concerning the stockholder proposal process for the 2017 Annual Meeting of Stockholders.

Director Qualifications

The goal of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Corporate Governance committee seeks nominees on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about the Company’s business or industry and willingness and ability to devote adequate time and effort to Board of Directors responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness and needs of the Board of Directors and its committees. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee values members who represent diverse viewpoints. The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating and Corporate Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Corporate Governance Committee submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2017 and 2018, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class II nominees named below be elected as a Class II director for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors

Nominees to our Board of Directors

The nominees, and their ages, occupations and length of service on our Board of Directors as of March 31, 2016, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Ed Park(1)(3)	41	April 2014
David B. Singer(2)(3)	53	June 2010

(1)	Member of the Compensation and Talent Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

Ed Park has served as Executive Vice President and COO of athenahealth, Inc. since July 2010, and as Chief Technology Officer from March 2007 to June 2010 and as Chief Software Architect from 1998 to March 2007. Mr. Park serves on our Board of Directors, and on the board of Healthpoint Services Pvt Ltd. Prior to joining athenahealth, Inc., Mr. Park was a consultant for Viant, Inc. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science.

Mr. Park brings to our Board of Directors his years of experience overseeing technology and operations at a cloud-based services and mobile applications company in the health care industry which make him well suited for service on our Board.

David B. Singer has held various positions at Maverick Capital Ltd. or its affiliates, an investment firm, since December 2004, including Managing Partner of Maverick Capital Ventures since February 2015. Previously, Mr. Singer served as the founding President and Chief Executive Officer of three health care companies. He has also served on the board of directors of Pacific Biosciences of California, Inc. from December 2006 to May 2013, Affymetrix, Inc. from 1993 to 2008, Corcept Therapeutics Incorporated from 1998 to 2008 and Oscient Pharmaceuticals Corporation from 2004 to 2006. Mr. Singer has also served as the senior financial officer of two publicly traded companies. Mr. Singer serves on the boards of several private health care companies. Mr. Singer was appointed by the Mayor of San Francisco to be a health commissioner and a member of the San Francisco General Hospital Joint Conference Committee in July 2013 and reappointed in March 2015. Mr. Singer holds a B.A. in History from Yale University and an M.B.A. from Stanford University.

Mr. Singer was previously a Class III director and his term was set to expire in 2017. In light of the departure of Mr. Singh from our Board and in an effort to rebalance our class memberships, Mr. Singer resigned from Class III and was reappointed to Class II and will stand for reelection with Class II.

Mr. Singer’s extensive executive experience and his financial and accounting experience with both public and private companies make him well suited for service on our Board.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE TWO NOMINATED DIRECTORS.
Continuing Directors

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of service on our Board of Directors as of March 31, 2016, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director	Age	Director Since
Class I Directors - Terms Expiring 2018:
Giovanni Colella	58	January 2008
Bryan Roberts(1)(2)	49	April 2008
Class III Directors - Terms Expiring 2017:
David Ebersman	46	July 2011
Ann Lamont(3)	59	August 2009

(1)	Member of the Audit Committee

(2)	Member of the Compensation and Talent Committee

(3)	Member of the Nominating and Corporate Governance Committee

Giovanni M. Colella co-founded our company in 2008 and has served as our Chief Executive Officer and a director since that time. Prior to founding our company, Dr. Colella served as Founder, President and Chief Executive Officer of RelayHealth Corporation, a health care technology company, from 2000 until its acquisition in 2006. Dr. Colella holds an M.D. from the Universita Degli Studi di Milano in Italy and an M.B.A. from Columbia Business School. As our Chief Executive Officer, Dr. Colella is the general manager of our entire business, directing our management team to achieve our strategic, financial and operating goals. His presence as a member of our Board of Directors brings his thorough knowledge of our company into our Board of Directors’ strategic and policy-making discussions. He brings his extensive experience in finance and medicine and executive roles in the health care technology industry into deliberations regarding our strategy and operations.

David Ebersman has served as a director since July 2011. Mr. Ebersman is currently CEO of Lyra Health, Inc., a health care information technology company focused on behavioral health. Previously, Mr. Ebersman served as the Chief Financial Officer of Facebook, Inc., from 2009 through 2014. Prior to joining Facebook, Mr. Ebersman served in various positions at Genentech, Inc., a biotechnology company, including as its Executive Vice President and Chief Financial Officer, Senior Vice President, Product Operations, and Vice President, Product Development. Prior to joining Genentech, Mr. Ebersman was a research analyst at Oppenheimer & Company, Inc., an investment company. Mr. Ebersman has been a member of the Board of Directors of SurveyMonkey, Inc. since June 2015. Mr. Ebersman holds an A.B. in International Relations and Economics from Brown University and was selected for a Henry Crown Fellowship in 2000. Mr. Ebersman brings to our Board of Directors over twenty years of business, operations, strategic planning and financial experience with leading companies, such as Genentech and Facebook.

Ann Lamont has served as a director since August 2009. Ms. Lamont is a Managing Partner of Oak Investment Partners and is also Managing Partner of Oak HC/FT where she focuses on growth equity and early stage venture opportunities in healthcare information services and financial services technology. She currently serves on the boards of Acculynk, Inc., Aspire Health, Benefitfocus, Inc., Candescent Health, Inc., Freshbooks, Inc., Hometeam, Inc., Independent Living Systems, LLC, Poynt Co., Precision for Medicine Holdings, Inc., Quartet Health, Village MD and xG Health Solutions, Inc. Ms. Lamont also serves on the board of HCA Holdings and is a member of The Advisory Council for the Financial Solutions Lab (CFSI and JP Morgan Chase). Additionally, Ms. Lamont has served on the boards of athenahealth, Inc., Clarient, Inc., NetSpend Holdings, Inc., PharMEDium Healthcare Corporation and Odyssey Healthcare, Inc. In March 2013, Ms. Lamont completed a five-year term on the Stanford University Board of Trustees, and she has also served on the Executive Board of the National Venture Capital Association. Ms. Lamont holds a BA in Political Science from Stanford University.

Ms. Lamont’s experience analyzing corporate performance as a venture capitalist and managing her firm’s investments in private companies, knowledge of the health care and payment services industries and service on multiple boards of directors bring to our Board of Directors important skills related to corporate finance, oversight of management and strategic positioning and qualify her to serve as one of our directors.

Bryan Roberts co-founded our company in 2008, served as a director from 2008 until 2010 and has served as the Chairman of our Board of Directors since 2010. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as the Chairman of the Board of Directors of Achaogen, Inc. and as a director of Ironwood Pharmaceuticals, Inc., Vitae Pharmaceuticals and Zeltiq Aethetics, Inc. as well as several private companies. Dr. Roberts previously served on the Board of Directors of athenahealth, Inc. from 1999 to 2009, XenoPort, Inc. from 2000 to 2007 and Sirna Therapeutics, Inc. from 2003 to 2007. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University. Dr. Roberts’ experiences with facilitating the growth of health care, health care IT and biotechnology companies, together with his historical perspective of our company, make him uniquely qualified to serve on our Board of Directors.

There are no familial relationships among our directors and officers.

Director Compensation
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during 2015, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2015. Dr. Colella, who is Chief Executive Officer, receives no compensation for his service as a director, and is not included in this table. The compensation received by Dr. Colella as an employee is presented in “Summary Compensation Table” on page 24.
Director Compensation 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Bryan Roberts	71,000	113,125	—	184,125
David Ebersman	33,278	113,125	—	146,403
Ann Lamont	38,000	113,125	—	155,484
Ed Park	38,000	113,125	—	155,699
David B. Singer	49,000	113,125	—	162,125
S. Steven Singh(2)	38,365	113,125	—	151,490

(1)
Amounts listed under the “Stock Awards” columns represent the aggregate fair value amount computed as of the grant date of each award during 2015 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair value of these awards is based on the closing price of our Class B common stock on the grant date. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation from these stock awards to the extent that they satisfy service-based vesting conditions in the terms of the RSUs. For information regarding the number of awards held by each non-employee director as of December 31, 2015, see the table below.

(2)	S. Steven Singh ceased to serve on our Board of Directors as of March 28, 2016.

Each person who served as a non-employee member of our Board of Directors during 2015 held the following aggregate number of shares of our Class A Common Stock and Class B Common Stock subject to outstanding stock options or restricted stock units as of December 31, 2015:

Name	Number of Securities Underlying Stock Options Held as of December 31, 2015	Number of Securities Underlying Restricted Stock Units Held as of December 31, 2015
Bryan Roberts	25,000	6,250
David Ebersman	285,973	6,250
Ann Lamont	25,000	6,250
Ed Park	50,000	6,250
David B. Singer	25,000	6,250
S. Steven Singh	50,000	6,250

Annual Retainer Fees. For 2015, our non-employee directors were compensated as follows:

•	$30,000 annual cash retainer;

•	$30,000 for the independent chair of the Board of Directors;

•	$16,000 for the chair of our Audit Committee and $8,000 for each of its other members;

•	$10,000 for the chair of our Compensation and Talent Committee and $5,000 for each of its other members; and

•	$6,000 for the chair of our Nominating and Corporate Governance Committee and $3,000 for each of its other members.

Equity Awards. Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial restricted stock unit award covering 25,000 shares of Class B Common Stock. Following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional annual restricted stock unit award covering 12,500 shares of Class B Common Stock. Each initial award will vest and settle in equal quarterly installments over 12 quarters from the date of grant while each annual award will vest in equal quarterly installments over four quarters from the date of grant. Awards granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Non-employee directors receive no other form of remuneration, perquisites or benefits other than as described above, but are reimbursed for their reasonable travel expenses incurred in attending Board of Director and Committee meetings.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2016. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, our Audit Committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.

Ernst & Young LLP audited our financial statements for our 2015 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during 2014 and 2015. Our Audit Committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. The aggregate fees billed for 2014 and 2015 for each of the following categories of services are as follows:

Fees Billed to Castlight Health	2014	2015
	(in thousands)
Audit fees(1)	$810	1,044
Audit related fees(2)	2	121
Tax fees(3)	150	25
All other fees(4)	—	—
Total fees	$962	$1,190

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as comfort letters related to our initial public offering, consents and review of documents filed with the SEC.

(2) “Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature.

(3) “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4) “All other fees” consist of the aggregate fees billed in each of 2014 and 2015 for products and services provided by Ernst & Young LLP, other than included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2016, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 54,517,785 shares of Class A common stock and 42,361,286 shares of Class B common stock outstanding on April 15, 2016. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to (i) options that are currently exercisable or that will vest and become exercisable within 60 days of April 15, 2016, and (ii) restricted stock units that will vest within 60 days of April 15, 2016, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Castlight Health, Inc., Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power (1)
5% or Greater Stockholders
Entities affiliated with FMR LLC (2)	5,342,250	9.80%	6,002,664	14.17%	11.71%
Entities affiliated with Morgan Stanley (3)	—	*	2,995,826	7.07%	3.09%
Entities affiliated with Maverick Capital (4)	7,733,386	14.19%	1,181,824	2.79%	9.20%
Entities affiliated with Oak Investment Partners XII, Limited Partnership (5)	11,917,744	21.86%	37,500	*	12.34%
The Vanguard Group (6)	—	*	2,439,309	5.76%	2.52%
Entities affiliated with Venrock (7)	15,568,571	28.56%	1,256,730	2.97%	17.37%
The Wellcome Trust Limited as trustee of the Wellcome Trust (8)	6,568,646	12.05%	—	*	6.78%
Directors and Named Executive Officers:
Giovanni M. Colella (9)	5,599,707	10.26%	289,875	*	6.06%
John C. Doyle (10)	761,257	1.38%	145,500	*	*
Jonathan Rende (11)	—	*	81,250	*	*
Bryan Roberts (12)	15,568,571	28.56%	1,294,230	3.05%	17.40%
David Ebersman (13)	289,544	*	37,500	*	*
Ann Lamont (5)	11,917,744	21.86%	37,500	*	12.34%
Ed Park (14)	28,571	*	47,221	*	*
David B. Singer (15)	—	*	37,500	*	*
All current executive officers and directors as a group (10 persons) (16)	34,165,394	61.46%	2,096,815	4.87%	36.75%

_____________________
*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Generally, the holders of our Class B common stock and Class A common stock are entitled to one vote per share. However, holders of our Class A common stock are entitled to ten votes per share in certain circumstances, if submitted to a vote of stockholders, including: (i) adoption of a merger or consolidation agreement involving the Company; (ii) a sale, lease or exchange of all or substantially all of the Company’s property and assets; (iii) a dissolution or liquidation of the Company; and (iv) on every matter, if and when any individual, entity or “group” (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this proxy statement) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
Shares owned are as of December 31, 2015, according to a Schedule 13G/A filed with the SEC on February 12, 2016. FMR LLC has sole power to vote or direct the vote of and the sole power to dispose of 5,342,250 shares of Class A common stock and 6,002,664 shares of Class B common stock. Members of the family of Abigail P. Johnson, Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts, 00210.

(3)
Shares owned are as of December 31, 2015, according to a Schedule 13G filed with the SEC on February 11, 2016. These securities are owned by various individuals and institutional investors of which Morgan Stanley serves as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(F) or Morgan Stanley Investment Management Inc. serves as an investment adviser, with shared power to direct investments and sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Morgan Stanley and its subsidiaries and affiliates (collectively, “MS”) is deemed to be a beneficial owner of such securities; however, MS expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036 and the address for Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036.

(4)
Shares owned are as of December 31, 2014, according to a Schedule 13G/A filed with the SEC on February 17, 2015. These securities are owned by various individuals and institutional investors of which Maverick Capital, Ltd. (“Maverick Capital”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC who possesses sole investment discretion, including the ability to vote and dispose of the shares, pursuant to Maverick Capital Management, LLC’s regulations. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Maverick Capital is deemed to be a beneficial owner of such securities; however, Maverick Capital expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Maverick Capital, Ltd., Inc. is 300 Crescent Court, 18th Floor, Dallas, TX 75201. In addition, includes 9,375 shares of Class B common stock, options exercisable for 25,000 shares of Class B common stock within 60 days of April 15, 2016 and 3,125 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016, which may be deemed to be held by Mr. Singer on behalf of Maverick Capital Ltd.

(5)
Shares owned are as of December 31, 2015, according to a Schedule 13G/A filed with the SEC on February 12, 2016. These securities consist of (i) 11,917,744 shares of Class A common stock held directly by Oak Investment Partners

XII, Limited Partnership and (ii) options exercisable for 25,000 shares of Class B Common Stock within 60 days of April 15, 2016, which may be deemed to be held by Ann Lamont on behalf of Oak Investment Partners XII, Limited Partnership. Ann Lamont, Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman, and Grace A. Ames collectively serve as Managing Members of Oak Associates XII, LLC, the General Partner of Oak Investment Partners XII, L.P. Such Managing Members have shared voting and investment control over all of the shares held by Oak Investment Partners XII, L.P. The address of Oak Investment Partners XII, L.P. is 901 Main Avenue, Suite 600, Norwalk, CT 06851. In addition, these securities include 9,375 shares of Class B common stock and 3,125 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016, which may be deemed to be held by Ann Lamont on behalf of Oak Investment Partners XII, Limited Partnership.

(6)
Shares owned are as of December 31, 2015, according to a Schedule 13G filed with the SEC on February 11, 2016. The Vanguard Fiduciary Trust Company is a wholly-owned subsidiary of The Vanguard Group. These securities consist of (a) 74,118 shares of Class B common stock held by the Vanguard Fiduciary Trust Company and (b) 2,365,191 shares of Class B common stock, held directly by the Vanguard Group. The address of the entities affiliated with The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Shares owned are as of November 10, 2015, according to a Schedule 13G/A filed with the SEC on November 20, 2015. These securities consist of (a) 14,047,522 shares of Class A common stock, held directly by Venrock Associates V, L.P., (b) 330,053 shares of Class A common stock, held directly by Venrock Entrepreneurs Fund V, L.P. and (c) 1,190,996 shares of Class A common stock, held directly by Venrock Partners V, L.P., (d) 1,133,948 shares of Class B common stock, held directly by Venrock Associates V, L.P., (e) 96,139 shares of Class B common stock held directly by Venrock Partners V, L.P. and (f) 26,643 shares of Class B common stock held directly by Venrock Entrepreneurs Fund V, L.P. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, LP, and as such, he may be deemed to have voting and investment power with respect to these shares. The address of the entities affiliated with Venrock is 3340 Hillview Avenue, Palo Alto, CA 94304.

(8)
Shares owned are as of December 31, 2014, according to a Schedule 13G filed with the SEC on February 18, 2015. These securities are owned directly by The Wellcome Trust Limited, as trustee of the Wellcome Trust. The address for The Wellcome Trust Limited, as trustee of the Wellcome Trust is 215 Euston Road, London NW1 2BE, United Kingdom.

(9)
Consists of (a) 5,001,565 shares of Class A common stock held directly by the Giovanni and Vanessa Colella Revocable Living Trust dated 11/26/05, of which Dr. Colella is a co-trustee, (b) 389,394 shares of Class A common stock held directly by The Giovanni Matteo Colella Grantor Retained Annuity Trust - I, of which Dr. Colella is trustee, (c) 162,248 shares of Class A common stock held directly by The Giovanni Matteo Colella Grantor Retained Annuity Trust - II, of which Dr. Colella is trustee, (d) options exercisable for 46,500 shares of Class A common stock within 60 days of April 15, 2016 (e) options exercisable for 253,125 shares of Class B common stock within 60 days of April 15, 2016, and (f) 36,750 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016. Dr. Colella is trustee and sole beneficiary of The Giovanni Matteo Colella Grantor Retained Annuity Trust - I and The Giovanni Matteo Colella Grantor Retained Annuity Trust - II.  Dr. Colella retains voting and investment power over shares held by The Giovanni Matteo Colella Grantor Retained Annuity Trust - I and The Giovanni Matteo Colella Grantor Retained Annuity Trust - II.

(10)
Consists of (a) options exercisable for 761,257 shares of Class A common stock within 60 days of April 15, 2016, (b) options exercisable for 112,500 shares of Class B common stock within 60 days of April 15, 2016 and (c) 33,000 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(11)	Consists of 81,250 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(12)
Shares owned are as of November 10, 2015, according to a Schedule 13G filed with the SEC on November 20, 2015. These securities consist of (a) 14,047,522 shares of Class A common stock, held directly by Venrock Associates V, L.P., (b) 330,053 shares of Class A common stock, held directly by Venrock Entrepreneurs Fund V, L.P. and (c) 1,190,996 shares of Class A common stock, held directly by Venrock Partners V, L.P., (d) 1,133,948 shares of Class B common stock, held directly by Venrock Associates V, L.P., (e) 96,139 shares of Class B common stock held directly by Venrock Partners V, L.P. and (f) 26,643 shares of Class B common stock held directly by Venrock Entrepreneurs Fund V, L.P. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, LP, and as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts is also the beneficial holder of 9,375 shares of Class B common stock, options exercisable for 25,000 shares of Class B common stock within 60 days of April 15, 2016 and 3,125 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(13)
Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Ebersman, (b) options exercisable for 260,973 shares of Class A common stock within 60 days of April 15, 2016, (c) 9,375 shares of Class B common stock, (d) options exercisable for 25,000 shares of Class B common stock within 60 days of April 15, 2016 and (e) 3,125 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(14)
Consists of (a) 28,571 shares of Class A common stock held directly by Mr. Park, (b) 9,375 shares of Class B common stock, (c) options exercisable for 34,721 shares of Class B common stock within 60 days of April 15, 2016 and (d) 3,125 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(15)
Represents 9,375 shares of Class B common stock, (b) options exercisable for 25,000 shares of Class B common stock within 60 days of April 15, 2016 and (c) 3,125 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

(16)
Includes (a) options exercisable for 1,068,730 shares of Class A common stock within 60 days of April 15, 2016, (b) options exercisable for 531,594 shares of Class B common stock within 60 days of April 15, 2016 and (c) 192,125 shares of Class B Common Stock issuable upon the settlement of restricted stock units within 60 days of April 15, 2016.

MANAGEMENT
Executive Officers:
The following table provides information regarding our executive officers as of April 15, 2016:

Name	Age	Position
Executive Officers:
Giovanni M. Colella	58	Chief Executive Officer, Co-Founder and Director
Jennifer W. Chaloemtiarana	48	General Counsel and Corporate Secretary
John C. Doyle	47	Chief Financial Officer, Chief Operating Officer, Treasurer
John McCracken	49	Executive Vice President, Worldwide Sales
Jonathan Rende	51	Chief Research and Development Officer

Giovanni M. Colella co-founded our company in 2008 and has served as our Chief Executive Officer and a director since that time. Prior to founding our company, Dr. Colella served as Founder, President and Chief Executive Officer of RelayHealth Corporation, a health care technology company, from 2000 until its acquisition in 2006. Dr. Colella holds an M.D. from the Universita Degli Studi di Milano in Italy and an M.B.A. from Columbia Business School. As our Chief Executive Officer, Dr. Colella is the general manager of our entire business, directing our management team to achieve our strategic, financial and operating goals.
Jennifer W. Chaloemtiarana joined our company in September 2014 as our General Counsel and Corporate Secretary. Prior to joining our company, Ms. Chaloemtiarana was Chief Counsel at Levi Strauss & Co., an apparel company, from September 2007 to March 2014. Ms. Chaloemtiarana holds a B.S. in Human Development from Cornell University, and a J.D. from University of Michigan Law School.
John C. Doyle has served as our Chief Financial Officer, Vice President and Treasurer since November 2012 and has served as our Chief Operating Officer since November 2015. Previously, Mr. Doyle served as Chief Financial Officer and then Chief Operating Officer of Achaogen, Inc., a biopharmaceutical company, from August 2009 to November 2012. Prior to joining Achaogen, Mr. Doyle was Vice President, Finance and Corporate Planning at Genentech, Inc. from July 2007 to June 2009. Mr. Doyle previously served in various roles at Renovis, Inc., from 2002 to June 2007, ultimately as its Senior Vice President of Corporate Development and Chief Financial Officer. Mr. Doyle has been a member of the board of directors of Achaogen since November 2012 and a member of its compensation committee since January 2016. Mr. Doyle holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo, and an M.B.A. from the Haas School of Business at the University of California, Berkeley.
John McCracken joined our company in January 2015 as Senior Vice President of Worldwide Sales and now serves as Executive Vice President, Worldwide Sales. Prior to joining our company, Mr. McCracken was Worldwide Senior Vice President of Sales for Jive Software, a social enterprise company, from November 2008 to September 2014. Prior to joining Jive Software, Mr. McCracken served as Senior Vice President of Sales at Inovis, Inc., a business management software provider, from March 2007 to October 2008. Prior to Inovis, he served as Director of Sales, South Central Region, for Mercury Interactive from 2001 to 2004, and as its Vice President of Sales of the Americas for IT Governance and Application Performance Solutions from 2004 to December 2007. Mr. McCracken has also held executive management positions at American Express Company, Warrantech Corporation and PC ServiceSource, Inc., and served as an advisory board member for iConclude Co. Mr. McCracken holds a B.B.A. in Marketing from The University of Texas, Austin.
Jonathan Rende joined our company in May 2015 as our Chief Research and Development Officer. Prior to joining our company, Mr. Rende was the Executive Vice President of Products and Marketing at Keynote, a company providing cloud-based testing, monitoring, and analytics for mobile and web applications. Mr. Rende has held senior level product engineering and management roles at Appcelerator, HP and Mercury Interactive. Mr. Rende holds a B.S. in Engineering from the University of California, Davis and an M.B.A. from Santa Clara University.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The following tables and accompanying narrative provide information about the compensation provided to the following executive officers, to whom we refer collectively in this proxy as the “named executive officers”:

•	Giovanni M. Colella, our Chief Executive Officer, Co-Founder and Director (our “CEO”);

•	John C. Doyle, our Chief Financial Officer, Chief Operating Officer and Treasurer; and

•	Jonathan Rende, our Chief Research and Development Officer

We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.

We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our financial and strategic objectives. This focus on long-term value creation is driven in part by our heavy weighting toward equity compensation. In 2015, we provided a significant portion of our executives’ realizable compensation in the form of time-vesting restricted stock unit awards and performance-based restricted stock unit awards. We rely more heavily on equity compensation to ensure that a significant portion of a named executive officer’s realizable compensation opportunity is related to factors that directly and indirectly influence stockholder value. Equity participation establishes a sense of ownership and aligns executives’ interests with those of other shareholders.

Moreover, certain of our named executive officers received substantial proportion of their equity-based compensation in the form of performance-based restricted stock unit awards. An executive receiving a performance-based restricted stock unit award may realize varying degrees of compensation from a performance-based award if certain company performance objectives are met or exceeded, and lower or no realization at all if company performance falls below certain pre-determined thresholds. The performance-based restricted stock unit awards were granted with a target number of shares reflected in the Summary Compensation Table footnotes, and actual realization on the awards, if any, could range from 50% of target up to 150% of target depending on performance achievement including satisfaction of certain minimum performance thresholds to be achieved during calendar year 2015. In addition, the number of shares subject to these awards to be earned based on performance achievement were subject to further time-based vesting of approximately two years after the earned number of shares was determined. We continued our emphasis on performance-based equity awards for 2016 and granted certain of our executive officers a greater proportion of their equity in the form of performance-based restricted stock unit awards.

We observe the following core principles in formulating our compensation policies and making compensation decisions:

•	creating a direct and meaningful link between company business results, individual performance, and rewards;

•	providing for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;

•	providing equity awards that establish a clear alignment between the interests of our executive officers and our stockholders;

•	ensuring that compensation plans and arrangements are simple to communicate and understand; and

•	offering total compensation that is competitive and fair.

2015 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for services rendered in all capacities for 2014 and 2015.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Giovanni M. Colella	2015	$300,000	$96,000	—	2,660,700(3)	3,524(6)	$3,060,224
Chief Executive Officer, Co-Founder and Director	2014	283,333	100,000	4,054,680	—	278(7)	4,438,291

John C. Doyle	2015	293,000	58,600	—	1,592,800(4)	844(8)	1,945,244
Chief Financial Officer, Chief Operating Officer	2014	256,667	83,600	1,802,080	—	—	2,142,347

Jonathan Rende	2015	200,000	36,000	—	2,759,250(5)	—	2,995,250
Chief Research and Development Officer
_____________________

(1)
The amount reported in the Non-Equity Incentive Plan Compensation column represents the cash incentive bonus paid to Dr. Colella, Mr. Doyle, and Mr. Rende under our incentive bonus plan for executive officers. For 2014, each of Dr. Colella and Mr. Doyle was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, customer savings and engagement metrics and company financial and operational metrics, as determined by the Compensation and Talent Committee. Dr. Colella’s target bonus was 100% of base salary, and the Compensation and Talent Committee approved 33% of Dr. Colella’s target bonus, based on our achievement of certain of the above objectives. Mr. Doyle’s target bonus was 40% of base salary and the Compensation and Talent Committee approved 81% of Mr. Doyle’s target bonus, based on our achievement of certain of the above objectives. For 2015, each of Dr. Colella, Mr. Doyle and Mr. Rende was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, new product introduction and operational metrics as determined by the Compensation and Talent Committee. Dr. Colella’s target bonus was 100% of base salary, Mr. Doyle’s target bonus was 50% of base salary and Mr. Rende’s target bonus was 45% of base salary. Based on the Company’s and the individuals’ achievement toward the above objectives, the Compensation and Talent Committee approved a bonus of 32% of target for Dr. Colella and 40% of target for each of Mr. Doyle and Mr. Rende.

(2)
The amounts reported in the Option Awards and Stock Awards columns represent the grant date fair value of the stock options and time-based and performance-based restricted stock units, as applicable, granted to the named executive officers during 2014 and 2015 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 11 to the audited consolidated financial statements included in our 2015 Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(3)
Represents the target value of 147,000 time-based restricted stock unit awards and 147,000 performance-based restricted stock unit awards. See the 2015 Outstanding Equity Awards at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of these awards, assuming 150% attainment of the performance-based award, was $3,325,875. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(4)
Represents the target value of 132,000 time-based restricted stock unit awards and 44,000 performance-based restricted stock unit awards. See the 2015 Outstanding Equity Awards at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of these awards, assuming 150% attainment of the performance-based award, was

$1,791,900. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(5)	Represents the value of 325,000 time-based restricted stock unit awards. See the 2015 Outstanding Equity Awards at Fiscal Year-End Table below for details on the vesting terms of this award.

(6)
The amounts reported in the All Other Compensation column represents reimbursement of $216 for membership in a social organization, $2,908 in subscription fees and $400 for identity theft and fraud protection.

(7)	The amounts reported in the All Other Compensation column represents reimbursement of $278 for membership in a social organization.

(8)	The amounts reported in the All Other Compensation column represents reimbursement of $844 for professional membership and subscription fees.

2015 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the named executive officers, information regarding outstanding stock options and other equity awards held as of December 31, 2015.

	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Option Awards - Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards - Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards - Option Exercise Price ($)	Option Awards -- Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Giovanni M. Colella	7/12/12	7/12/12	46,500	0	1.09	7/11/22
	3/13/14	3/1/14	196,875	253,125(2)	16.00	3/12/24
	6/17/15	5/15/15					147,000(3)	$627,690
	6/17/15	2/15/16							147,000(4)	$627,690

John C. Doyle	2/12/13	11/5/12	630,766	239,234(5)	1.12	2/11/23
	3/13/14	3/1/14	87,500	112,500(2)	16.00	3/12/24
	6/17/15	5/15/15					132,000(3)	$563,640
	6/17/15	2/15/16							44,000(4)	$187,880

Jonathan Rende	5/15/15	5/15/15					325,000(3)	$1,387,750

_____________________

(1)	Market value of the shares is based on the closing price of our Class B common stock on December 31, 2015 of $4.27.

(2)
This stock option vests with respect to 2.0833% of the underlying shares of our Class B common stock in forty-eight substantially equal installments upon the completion of each consecutive month of service following the vesting commencement date.

(3)
These restricted stock units vest (a) with respect to 25% of the underlying shares of our Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.

(4)
These performance stock units could have vested between 50% and 150% of the stated target amount (such actual amount, if any, referred to as the “Confirmed Number of Shares”) based on the degree of achievement of certain strategic objectives in 2015, including new bookings and operational metrics. Once achievement of these strategic objectives was evaluated and the Confirmed Number of Shares, if any, was determined, the Confirmed Number of Shares underlying the award could then vest in eight substantially equal installments, beginning on February 15, 2016 and upon the completion of each additional quarter year of service thereafter. On January 29, 2016, the Compensation Committee determined that the performance threshold was not met, no performance shares were earned and the awards were canceled. The named executive officers realized no value on these awards.

(5)
This stock option vests (a) with respect to 20% of the underlying shares of our Class A common stock on the one-year anniversary of the holder’s vesting commencement date, (b) during the second year following the commencement date, in 12 installments each consisting of 1.6667% of the underlying shares of our Class A common stock upon the holder’s completion of each additional consecutive month of service and (c) with respect to the remaining underlying shares, in 24 substantially equal installments each consisting of 2.5% of the underlying shares of our Class A common stock upon the holder’s completion of each additional consecutive month of service thereafter.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of December 31, 2015 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	16,246,831(1)	5.62(2)	20,443,361(3)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	16,246,831	n/a	20,443,361

(1)	Includes 6,685,118 shares subject to restricted stock units.

(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.

(3)
Includes 6,000,000 shares of common stock that remain available for purchase under the 2014 Employee Stock Purchase Plan and 14,443,361 shares of common stock that remain available for purchase under our 2014 Equity Incentive Plan. Additionally, our 2014 Equity Incentive Plan provides for annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 5% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by our Board of Directors. Similarly, our 2014 Employee Stock Purchase Plan provides for automatic annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 1% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by our Board of Directors. The Board of Directors did not increase the number of shares available for issuance under the 2014 Equity Incentive Plan or 2014 Employee Stock Purchase Plan on January 1, 2016.

Employment Arrangements

With the exception of our CEO, we have entered into employment offer letters with each of the named executive officers in connection with his commencement of employment with us. Each of these offer letters was negotiated on our behalf by our CEO, with the oversight and approval of our Board of Directors and, since February 2011, our Compensation and Talent Committee.

Typically, these arrangements provided for at-will employment and included the named executive officer’s initial base salary, a discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended stock option grant to be submitted to our Board of Directors, or, after February 2011, our Compensation and Talent Committee, for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

Potential Payments upon Termination or Change in Control
Under the terms of our 2008 Stock Incentive Plan and our 2014 Equity Incentive Plan, each named executive officer who is terminated other than for cause may exercise any previously-vested stock options that he or she held at the time of termination for a period of three months following the termination date. If a named executive officer is terminated for cause, all stock options held by such officer terminate as of the date of termination. For more information about the named executive officers’ outstanding equity awards as of December 31, 2015, see “2015 Outstanding Equity Awards at Fiscal Year-End Table” above.
In October 2009, the Board of Directors approved a double trigger acceleration policy applicable to all employee stock options, including options granted to the named executive officers. Under the double trigger acceleration policy, if any named executive officer’s employment is terminated without good cause or if the named executive officer resigns for good reason (each as defined in the policy) within three months before or twelve months following the consummation of a change of control (as defined in the policy), any unvested stock options held by such named executive officer will vest as to 100% of the unvested shares of our common stock subject to the options.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2015 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

In June 2015, we entered into a strategic alliance agreement (the “Alliance Agreement”) with Lyra Health, Inc. ("Lyra"), to develop and bring to market an integrated behavioral health solution. In connection with this strategic alliance, we made an initial preferred stock investment in Lyra of $3.1 million. Additionally, we made a subsequent preferred stock investment in Lyra of $1.0 million in August 2015. Two of our directors, Dr. Roberts and Mr. Ebersman, serve on the Lyra board of directors and Mr. Ebersman is the Lyra chief executive officer. In connection with the alliance with Lyra, our chief executive officer, Dr. Colella, initially joined the Lyra board. In March of 2016, we amended the Alliance Agreement and in connection with this amendment, Dr. Colella ceased service on the Lyra board of directors.

One of our directors, Mr. Park, serves as Chief Operating Officer of athenahealth, Inc. athenahealth, Inc. is a customer of ours and in 2015, we billed athenahealth, Inc. approximately $161,000 in subscription and other fees relating to their use of our subscription service.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions, and a copy of such policy is posted on our website.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2015. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
David B. Singer, Chair
Ann Lamont
Ed Park

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

The Company’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Castlight Health, Inc., Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105, Attn: Corporate Secretary.

To be timely for the 2017 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of the Company not earlier than 5:00 p.m. Pacific Time on March 9, 2017 and not later than 5:00 p.m. Pacific Time on April 8, 2017. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by the Company’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2017 annual meeting must be received by us not later than December 30, 2016 in order to be considered for inclusion in our proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2015.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Castlight Health, Inc.
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, California 94105

The Annual Report is also available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/investors-overview/ on the financial information tab.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the brokers from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105, Attn: Investor Relations, telephone number (415) 829-1680.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with our Board of Directors may write to our Board of Directors at Castlight Health, Inc., Two Rincon Center, 121 Spear Street, Suite 300, San Francisco, California 94105. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Stockholders may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.